Exhibit 1.1

CONDOR HOSPITALITY TRUST, INC.

SHARES OF COMMON STOCK

($0.01 PAR VALUE PER SHARE)

EQUITY DISTRIBUTION AGREEMENT

Dated: September 20, 2017

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EXHIBITS

EXHIBIT A	Form of Placement Notice

EXHIBIT B	Authorized Individuals for Placement Notes and Acceptances

EXHIBIT C	Compensation

EXHIBIT D	Form of Officer’s Certificate

EXHIBIT E	Permitted Free Writing Prospectus

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Condor Hospitality Trust, Inc.

(a Maryland corporation)

Shares of Common Stock

($0.01 Par Value Per Share)

EQUITY DISTRIBUTION AGREEMENT

September 20, 2017

KeyBanc Capital Markets Inc.

127 Public Square

Cleveland, Ohio 44114

BMO Capital Markets Corp.

3 Times Square

New York, New York 10036

Ladies and Gentlemen:

Condor Hospitality Trust, Inc., a Maryland corporation (the “Company”), and Condor Hospitality Limited Partnership, a Virginia limited partnership (the “Operating Partnership”), confirm their agreement (this “Agreement”) with KeyBanc Capital Markets Inc. and BMO Capital Markets Corp. (each an “Agent” and together, the “Agents”), as follows:

SECTION 1.    Description of Securities. The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, the Company may issue and sell through the Agents, as agent and/or principal, shares (the “Securities”) of the Company’s Common Stock, $0.01 par value per share (the “Common Stock”); provided however, that in no event shall the Company issue or sell through the Agents such number of Securities that (a) exceeds an aggregate offering price of $50,000,000 or (b) would cause the Company not to satisfy the eligibility requirements for use of Form S-3 (including instruction I.B.6 thereof) (the lesser of (a) and (b) the “Maximum Amount”). Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 1 regarding the aggregate offering price of the Securities issued and sold under this Agreement shall be the sole responsibility of the Company, and the Agents shall have no obligation in connection with such compliance. The issuance and sale of the Securities through the Agents will be effected pursuant to the Registration Statement (as defined below) that was filed by the Company with the Securities and Exchange Commission (the “Commission”), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to issue the Securities.

The Company has filed with the Commission a registration statement on Form S-3 (Registration No. 333-220182) for the registration of certain securities, including the Securities (the “Registration Statement”), under the Securities Act of 1933 and the rules and regulations of the Commission thereunder (the “Securities Act”). Except where the context otherwise requires, the term “Registration Statement” means the registration statement, as amended at the time of the registration statement’s effectiveness for purposes of Section 11 of the Securities Act, as such section applies to the Agents, including (i) all documents filed as a part thereof or incorporated, or deemed to be incorporated, by reference therein and (ii) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b), to the extent such information is deemed, pursuant to Rule 430B or Rule 430C, to be part of the registration statement at the effective time. The Registration Statement sets forth the material terms of the offering, sale and plan of distribution of the Securities and contains additional information concerning the Company and its business. Except where the context requires, the term “Basic Prospectus” means the prospectus dated September 20, 2017, filed as part of the Registration Statement, including the documents incorporated by reference therein as of the date of such prospectus. Except where the context otherwise requires, the term “Prospectus Supplement” means the most recent prospectus supplement relating to the Securities, to be filed by the Company with the Commission pursuant to Rule 424(b) on or before the second business day after the date hereof (or such earlier time as may be required under the Securities Act), in the form furnished by the Company to the Agents in connection with the offering of the Securities. Except where the context otherwise requires, the term “Prospectus” means the Prospectus Supplement, together with the Basic Prospectus attached to or used with the Prospectus Supplement. “Permitted Free Writing Prospectus” has the meaning set forth in Section 20. Any reference herein to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus and any Permitted Free Writing Prospectus shall, unless otherwise stated, be deemed to refer to and include the documents, if any, incorporated, or deemed to be incorporated, by reference therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall, unless stated otherwise, be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934 and the rules and regulations of the Commission thereunder (the “Exchange Act”) on or after the initial effective date of the Registration Statement (the “Initial Effective Date”) or the date of the Basic Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference.

SECTION 2.    Placements. Each time that the Company wishes to issue and sell the Securities hereunder (each, a “Placement”), it will notify the Designated Agent (as defined below) by email notice (or other method mutually agreed to in writing by the parties) containing the parameters in accordance with which it desires the Securities to be sold (a “Placement Notice”), which shall at a minimum include the number or dollar amount of Securities to be issued (the “Placement Securities”), the time period during which sales are requested to be made, any limitation on the number or dollar amount of Securities that may be sold in any one day and any minimum price below which sales may not be made, a form of which containing such minimum sales parameters necessary is attached hereto as Exhibit A. The Placement Notice shall originate from any of the individuals from the Company set forth on Exhibit B (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from the Designated Agent set forth on Exhibit B, as such Exhibit B may be amended from time to time. As used herein “Designated Agent” shall mean, with respect to any Placement, the Agent selected by the Company to act as sales agent in accordance with Section 2 hereof, provided that such Agent selected by the Company has agreed to act as sales agent.

If the Designated Agent wishes to accept such proposed terms included in the Placement Notice (which it may decline to do for any reason in its sole discretion) or, following discussion with the Company, wishes to accept amended terms, the Designated Agent will, prior to 4:30 p.m. (New York City Time) on the business day following the business day on which such Placement Notice is delivered to the Designated Agent, issue to the Company a notice by email (or other method mutually agreed to in writing by the parties) addressed to all of the individuals from the Company and the Designated Agent set forth on Exhibit B) setting forth the terms that the Designated Agent is willing to accept. Where the terms provided in the Placement Notice are amended as provided for in the immediately preceding sentence, such terms will not be binding on the Company or the Designated Agent until the Company delivers to the Designated Agent an acceptance by email (or other method mutually agreed to in writing by the parties) of all of the terms of such Placement Notice, as amended (the “Acceptance”), which email shall be addressed to all of the individuals from the Company and the Designated Agent set forth on Exhibit B. The Placement Notice (as amended by the corresponding Acceptance, if applicable) shall be effective upon receipt by the Company of the Designated Agent’s acceptance of the terms of the Placement Notice or upon receipt by the Designated Agent of the Company’s Acceptance, as the case may be, unless and until (i) the entire amount of the Placement Securities has been sold, (ii) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, (iii) this Agreement has been terminated under the provisions of Section 13 or (iv) either party shall have suspended or terminated the sale of the Placement Securities in accordance with Section 4 below. The amount of any discount, commission or other compensation to be paid by the Company to the Designated Agent, when the Designated Agent is acting as agent, in connection with the sale of the Placement Securities shall be calculated in accordance with the terms set forth in Exhibit C. The amount of any commission, discount or other compensation to be paid by the Company to the Agents, when the Agents are acting as principal, in connection with the sale of the Placement Securities shall be as separately agreed among the parties hereto at the time of any such sales. It is expressly acknowledged and agreed that neither the Company nor the Agents will have any obligation whatsoever with respect to a Placement or any Placement Securities unless and until the Company delivers a Placement Notice to an Agent and either (i) the Agent accepts the terms of such Placement Notice or (ii) where the terms of such Placement Notice are amended, the Company accepts such amended terms by means of an Acceptance pursuant to the terms set forth above, and then only upon the terms specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable) and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice (as amended by the corresponding Acceptance, if applicable), the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable) will control.

SECTION 3.    Sale of Placement Securities by the Designated Agent. Subject to the provisions of Section 6(a), the Designated Agent, for the period specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable), will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the Placement Securities at prevailing market prices up to the amount specified in, and otherwise in accordance with the terms of, such Placement Notice (as amended by the corresponding Acceptance, if applicable). The Designated Agent will provide written confirmation, by email or otherwise, to the Company no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Placement Securities hereunder setting forth the number of Placement Securities sold on such day, the compensation payable by the Company to the Designated Agent pursuant to Section 2 with respect to such sales, and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by the Designated Agent (as set forth in Section 6(b)) from the gross proceeds that it receives from such sales. Subject to the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable), the Designated Agent may sell Placement Securities by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415, including without limitation sales made directly on the NYSE, on any other existing trading market for the Common Stock or to or through a market maker. Subject to the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable), the Designated Agent may also sell Placement Securities by any other method permitted by law, including but not limited to privately negotiated transactions. For the purposes hereof, “Trading Day” means any day on which Common Stock is purchased and sold on the principal market on which the Common Stock is listed or quoted.

SECTION 4.    Suspension or Termination of Sales. The Company or the Designated Agent may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Exhibit B, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Exhibit B), suspend or terminate any sale of Placement Securities; provided, however, that such suspension or termination shall not affect or impair either party’s obligations with respect to any Placement Securities sold hereunder prior to the receipt of such notice or any Placement Securities sold under this Agreement. Each of the parties agrees that no such notice under this Section 4 shall be effective against the other unless it is made to one of the individuals named on Exhibit B hereto, as such Exhibit B may be amended from time to time.

SECTION 5.    Representations and Warranties.

(a)    Representations and Warranties by the Company and the Operating Partnership. Each of the Company and the Operating Partnership represents and warrants to each Agent, as follows:

(i)    Registration Statement and Prospectuses. The Registration Statement and any post-effective amendment thereto has become effective under the Securities Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the Securities Act, no order preventing or suspending the use of the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied with each request (if any) from the Commission for additional information.

Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, at each deemed effective date with respect to the Agents pursuant to Rule 430B(f)(2) under the Securities Act, at all times during such period as the Prospectus is required by law to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 of the Securities Act or any similar rule) in connection with sales of the Securities (the “Prospectus Delivery Period”), at each relevant Applicable Time, at each relevant Settlement Date and at the time of execution of this Agreement, complied in all material respects with the requirements of the Securities Act. The Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, at each relevant Applicable Time, at each relevant Settlement Date, at the time of execution of this Agreement and at all times during the Prospectus Delivery Period complied in all material respects with the requirements of the Securities Act. The Prospectus delivered to the Agents for use in connection with this offering was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T of the Securities Act (“Regulation S-T”).

(ii)    Accurate Disclosure.    Neither the Registration Statement nor any amendment thereto, at its effective time, at each deemed effective date with respect to the Agents pursuant to Rule 430B(f)(2) under the Securities Act, on the date of this Agreement, at all times during the Prospectus Delivery Period, at each relevant Applicable Time and at each relevant Settlement Date, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

Neither the Prospectus nor any amendment or supplement thereto, as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), on the date of this Agreement, at all times during the Prospectus Delivery Period, at each relevant Applicable Time and at each relevant Settlement Date, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Each Issuer Free Writing Prospectus, as of its issue date and as of the relevant Applicable Time and Settlement Date, or until any earlier date that the issuer notified or notifies the Agents as described in Section 7(d), did not, does not and will not (i) include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein that has not been superseded or modified, or (ii) when taken together with the Prospectus, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Agent expressly for use therein. For purposes of this Agreement, the Agents have not furnished any written information to the Company expressly for use in the Registration Statement or the Prospectus.

(iii)    Documents Incorporated by Reference. The Incorporated Documents, at the time they were or hereafter are filed with the Commission, conformed and will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and, when read together with the other information in the Prospectus, at the time the Registration Statement and any amendments thereto become effective, as of each Time of Sale and each Settlement Date and at all times during the Prospectus Delivery Period, will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(iv)    Smaller Reporting Company. At the time the Registration Statement was initially filed and at the time it became effective, the Company was a “smaller reporting company,” as such term is defined in Rule 12b-2 under the Exchange Act, and the Company has received no objection from the Commission to its designation as such.

(v)    Company Not Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(vi)    Company Independent Accountants. The accounting firm(s) (the “Company Accountants”) who certified the financial statements and supporting schedules of the Company included in the Registration Statement and the Prospectus, are independent public accountants as required by the Securities Act and the Exchange Act and are registered with the Public Company Accounting Oversight Board (the “PCAOB”).

(vii)    Third-Party Accountants. Any accounting firm(s) who certified financial statements and supporting schedules of any entity other than the Company included in the Registration Statement and the Prospectus, is an independent public accountant as required by the Securities Act and the Exchange Act or GAAP, as applicable, and is registered with the PCAOB, if required.

(viii)    Financial Statements; Non-GAAP Financial Measures. The financial statements of the Company included or incorporated by reference into the Registration Statement and the Prospectus, together with the related notes and schedules, present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the consolidated results of operations, cash flows and changes in shareholders’ equity of the Company and its subsidiaries for the periods specified and such financial statements have been prepared in compliance with the requirements of the Securities Act and the Exchange Act and in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved; all pro forma financial statements or data included or incorporated by reference into the Registration Statement and the Prospectus, if any, comply with the requirements of the Securities Act and the Exchange Act, and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data; the other financial and statistical data contained or incorporated by reference into the Registration Statement and the Prospectus are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company and its subsidiaries to which such data relate; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference into the Registration Statement or the Prospectus that are not included or incorporated by reference as required; the Company and its subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or “variable interest entities”), not described in the Registration Statement and the Prospectus; all disclosures contained or incorporated by reference into the Registration Statement and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable; and the interactive data in eXtensible Business Reporting Language (“XBRL”) included or incorporated by reference into the Registration Statement and the Prospectus fairly presents the financial information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ix)    No Material Adverse Change in Business. Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement or the Prospectus, (A) there has not occurred any material adverse change, any development involving a prospective material adverse change or any development that would reasonably be expected to result in a material adverse change in the assets, business, condition (financial or otherwise), management, results of operations, earnings or prospects of the Company and the Operating Partnership, and each of their respective subsidiaries, considered as one enterprise (including all of the properties described in the Registration Statement and Prospectus as being owned by the Company as of the date of such Registration Statement and Prospectus, as applicable (the “Properties”)), whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction, (C) the Company and its subsidiaries have not sustained any material loss or interference with their respective businesses from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, (D) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends, and (E) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, except in each such case as described in the Registration Statement and the Prospectus.

(x)    Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland and has the requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement, to the extent it is a party to such agreements, and, as the sole member of the general partner of the Operating Partnership, to cause the Operating Partnership to enter into and perform the Operating Partnership’s obligations under this Agreement, to the extent the Operating Partnership is a party to such agreements; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(xi)    Good Standing of the Operating Partnership; Partnership Agreement. The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Virginia and has the requisite limited partnership power and authority to own or lease, as the case may be, and to operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement, to the extent it is a party to such agreements; and the Operating Partnership is duly qualified as a foreign partnership to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect. The Company is the sole member of the general partner of the Operating Partnership. The Third Amended and Restated Agreement of Limited Partnership of the Operating Partnership, as amended, has been duly and validly authorized, executed and delivered by or on behalf of the partners of the Operating Partnership and constitutes a valid and binding agreement of the parties thereto, enforceable in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity and, with respect to rights to indemnity and contribution thereunder, except as rights may be limited by applicable law or policies underlying such law.

(xii)    Good Standing of Subsidiaries. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each a “Significant Subsidiary” and, collectively, the “Significant Subsidiaries”) has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, and each Significant Subsidiary has the requisite corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement and the Prospectus, all of the issued and outstanding capital stock or other ownership interests of each Significant Subsidiary has been duly authorized and validly issued, is (as applicable) fully paid and nonassessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock or other ownership interests of any Significant Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Significant Subsidiary or any other party.

(xiii)    Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement and the Prospectus under the caption “Description of Capital Stock” and “Description of Common Stock.” The shares of issued and outstanding Common Stock have been duly authorized and validly issued by the Company and are fully paid and non-assessable, and none of the outstanding shares of Common Stock was issued in violation of preemptive or other similar rights of any security holder of the Company.

(xiv)    Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by each of the Company and the Operating Partnership.

(xv)    Authorization and Description of Securities. The Securities to be sold through the Agents, have been duly authorized and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration provided for herein, will be validly issued, fully paid and non-assessable. The Securities conform to all statements relating thereto contained in the Registration Statement and the Prospectus. The issuance of the Securities is not subject to the preemptive or other similar rights of any security holder of the Company.

(xvi)    Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the Securities Act pursuant to this Agreement, other than those rights that have been disclosed in the Registration Statement and the Prospectus.

(xvii)    Absence of Violations, Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (A) in violation of its charter, bylaws or similar organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company or any of its subsidiaries is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, therein and in the Registration Statement and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described therein under the caption “Use of Proceeds”) and compliance by the Company and the Operating Partnership with their respective obligations hereunder have been duly authorized by all necessary corporate or limited partnership action, as the case may be, and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any of its subsidiaries pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances as are described in or contemplated by the Prospectus or that would not, singly or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter, bylaws or similar organizational document of the Company or any of its subsidiaries or any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(xviii)    Absence of Labor Disputes. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any of its subsidiaries’ principal suppliers, manufacturers, customers or contractors, which, in any case, would result in a Material Adverse Effect. No officer or other key person of the Company is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by such officer or other key person engaging in the present or proposed business activities of the Company or the Operating Partnership as described in the Registration Statement and the Prospectus.

(xix)    Employee Benefits. Except as would not reasonably be expected to have a Material Adverse Effect: (i) The Company, its subsidiaries, and each of their “ERISA Affiliates” (as defined below), and each “employee benefit plan” as defined in Section 3(3) of ERISA that is sponsored or maintained by the Company, any of its subsidiaries or any of their ERISA Affiliates, or with respect to which the Company, any of its subsidiaries or any of their ERISA Affiliates has made or is required to make payments, transfers or contributions, are in compliance in all respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); (ii) no “reportable event” (as defined in ERISA) has occurred with respect to any “employee benefit plan” (as defined in ERISA) for which the Company or any of its subsidiaries or ERISA Affiliates has any liability, whether actual or contingent, excluding any reportable event for which the notice requirements have been waived; and (iii) the Company, its subsidiaries and each of their ERISA Affiliates have not incurred and do not reasonably expect to incur liability under Title IV of ERISA, including with respect to termination of, or withdrawal from, any “employee benefit plan”. Furthermore, each “employee benefit plan” maintained or contributed to by the Company and each of its subsidiaries that is intended to be qualified under Section 401(a) of the U.S. Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively the “Code”) is the subject of a favorable determination or opinion letter from the Internal Revenue Service to the effect that it is so qualified and, to the knowledge of the Company, nothing has occurred, whether by action or by failure to act, since the date of such determination or opinion letter which would cause the loss of such qualification;. For purposes of this Agreement, “ERISA Affiliate” means, with respect to the Company or any of its subsidiaries, any member of any group of organizations described in Sections 414(b), (c) or (m) of the Code or Section 4001(b)(1) of ERISA of which the Company or such subsidiary is a member.

(xx)    Absence of Proceedings. Except as otherwise disclosed in the Registration Statement and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries, which might materially and adversely affect their respective properties or assets or the consummation of the transactions contemplated in this Agreement or the performance by the Company and its subsidiaries of their respective obligations hereunder or thereunder; and the aggregate of all pending legal or governmental proceedings to which the Company or any of its respective subsidiaries is a party or of which any of their respective properties or assets is the subject which are not described in the Registration Statement and the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

(xxi)    Accuracy of Descriptions. The descriptions in the Registration Statement and the Prospectus, if any, of contracts, agreements, proceedings or affiliate transactions required to be described therein and other legal documents are true and correct in all material respects, and there are no contracts, agreements, proceedings or affiliate transactions or other documents of a character required to be described in the Registration Statement and the Prospectus, if any, or to be filed as exhibits to the Registration Statement which are not described or filed as required. All agreements between the Company and any other party expressly referenced in the Registration Statement and the Prospectus are legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles.

(xxii)    Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Company or any of its subsidiaries of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, as applicable, except such as have been already obtained or as may be required under the Securities Act, the Securities Act, the rules of the NYSE, securities laws or, exclusive of any filings required on behalf of the Agents, the rules of FINRA.

(xxiii)    Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, certificates, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries, has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xxiv)    Title to Personal Property. Each of the Company, the Operating Partnership and each of their respective subsidiaries have good title to all the personal property reflected as owned in the financial statements filed with the Commission and included in the Registration Statement and the Prospectus and the personal property described in the Registration Statement and the Prospectus as being owned by each of them, in each case free and clear of any security interests, liens, encumbrances, equities, claims and other defects, except (A) as otherwise disclosed in the Registration Statement and the Prospectus or (B) as would not reasonably be expected to result in a Material Adverse Effect. The personal property held under lease by the Company, the Operating Partnership or any subsidiary are held under valid and enforceable leases, with such exceptions as would not reasonably be expected to result in a Material Adverse Effect.

(xxv)    Real Property. (A) Each of the Company and its subsidiaries has good and marketable fee simple title to all real property reflected as owned in the financial statements filed with the Commission and included in the Registration Statement and Prospectus and the improvements (exclusive of improvements owned by tenants, if applicable) located thereon, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (i) are described in the Registration Statement and the Prospectus or (ii) will not, singly or in the aggregate, materially affect the value of such property and do not interfere in any material respect with the use made and proposed to be made of such property by the Company or any of its subsidiaries; (B) all of the leases and subleases, if any, material to the business of the Company, and under which the Company or any of its subsidiaries will lease the Properties are in full force and effect, and neither the Company nor any of its subsidiaries has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above; (C) except as otherwise set forth in or described in the Registration Statement and the Prospectus, the mortgages and deeds of trust encumbering the Properties are not convertible into debt or equity securities of the entity owning such Property or of the Company or any of its subsidiaries, and such mortgages and deeds of trust are not be cross-defaulted or cross-collateralized to any property not owned, directly or indirectly, in whole or in part, by the Company or any of its subsidiaries; (D) to the knowledge of the Company and its subsidiaries, none of the tenants under any lease of any portion of the Properties that, singly or in the aggregate, is material to the Company and its subsidiaries considered as one enterprise is the subject of bankruptcy, reorganization or similar proceedings; (E) none of the Company or any of its subsidiaries has received from any Governmental Entities any written notice of any condemnation of or zoning change affecting the Properties or any part thereof, and none of the Company or any of its subsidiaries knows of any such condemnation or zoning change which is threatened and, in each case, which if consummated could materially affect the value of such Property or interfere in any material respect with the use made or proposed to be made of such Property by the Company or any of its subsidiaries; (F) each of the Properties complies with all applicable codes, deed restrictions, recorded covenants, ordinances, laws and regulations (including without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except for failures to the extent disclosed in the Registration Statement and the Prospectus and except for such failures to comply that could not individually or in the aggregate materially affect the value of such Property or interfere in any material respect with the use made or proposed to be made of such Property by the Company or any of its subsidiaries; (G) neither the Company nor any of its subsidiaries has received written notice of any proposed material special assessment or any proposed change in any property tax, zoning or land use law or availability of utilities affecting any Property that could materially affect the value of such Property or interfere in any material respect with the use made or proposed to be made of such Property by the Company or any of its subsidiaries; (H) there are no subleases with respect to any Property or portion thereof other than subleases that have no material impact on the ownership, operation or use made or proposed to be made of such Property by the Company or any of its subsidiaries; (I) except as could not individually or in the aggregate materially affect the value of such property or interfere in any material respect with the use made and proposed to be made of such property by the Company or any of its subsidiaries, (i) there are no encroachments upon any Property by improvements on an adjacent property, and (ii) none of the improvements, if any, on any Property encroach on any adjacent property, streets or alleys; (J) except as set forth in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries is party to any material Lease (as defined below) that is required to be disclosed in the

Registration Statement or the Prospectus; (K) neither the Company nor any of its subsidiaries holds any Property under a ground lease; (L) all real property owned or leased by the Company or a Significant Subsidiary is free of material structural defects and all building systems, if any, contained therein are in good working order in all material respects, subject to ordinary wear and tear or, in each instance, the Company has created an adequate reserve to effect reasonably required repairs, maintenance and capital expenditures; except as described in the Registration Statement and the Prospectus, to the knowledge of the Company and the Operating Partnership, there is no pending or threatened special assessment, tax reduction proceeding or other action that, individually or in the aggregate, could increase or decrease the real property taxes or assessments of any of such property, that, individually or in the aggregate, could have a Material Adverse Effect; and (M) to the knowledge of the Company and the Operating Partnership, except as set forth in or described in the Registration Statement and the Prospectus or reflected in the pro forma financial statements, and, with respect to (i) through (vi) below, except as could not, individually or in the aggregate, have a Material Adverse Effect: (i) no tenant has asserted in writing any defense or set-off against the payment of rent in connection with any lease nor has any tenant contested any tax, operating cost or other escalation payment or occupancy charge, or any other amounts payable under its leases; (ii) all tenants, licensees, franchisees or other parties under any lease, exhibit, schedule, amendment or other document related to the lease of any land or personal property (owned by the Company or any of its subsidiaries) at the Properties (the “Leases”) are in possession of their respective premises; (iii) none of the Leases has been assigned, mortgaged, pledged, sublet, hypothecated or otherwise encumbered, except in connection with secured debt described in the Registration Statement and the Prospectus; (iv) none of the Company or any of its subsidiaries has waived any material provision under any of the Leases; (v) there are no uncured events of default, or events that with the giving of notice or passage of time, or both, would constitute an event of default, by any tenant under any of the terms and provisions of the Leases; and (vi) no tenant under any of the Leases and no third party has a right of first refusal, right of first offer or other right to purchase all or any portion of the premises demised under such Lease.

(xxvi)    Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated or proposed to be operated by them, and neither the Company, the Operating Partnership nor any of their respective subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company, the Operating Partnership or any of their respective subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(xxvii)    No Acquisitions or Dispositions. There are no contracts, letters of intent, term sheets, agreements, arrangements or understandings with respect to the direct or indirect acquisition or disposition by any of the Company or any of its subsidiaries of interests in assets or real property that are required to be described in the Registration Statement and the Prospectus that are not so described.

(xxviii)    No Termination or Non-Renewals. Neither the Company nor any of its subsidiaries has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in the Registration Statement or the Prospectus, or referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company or any of its subsidiaries or, to the Company’s knowledge, any other party to any such contract or agreement.

(xxix)    Mortgages; Deeds of Trust. The Company has provided to the Representative true and complete copies of all credit agreements, mortgages, deeds of trust, guaranties, side letters and other material documents evidencing, securing or otherwise relating to any secured or unsecured indebtedness that will be assumed by the Company or any of its subsidiaries and neither the Company nor any of its subsidiaries that is party to any such document is in default thereunder, nor has an event occurred which with the passage of time or the giving of notice, or both, would become a default that could result in a Material Adverse Effect by any of them under any such document.

(xxx)    Environmental Laws. Except as described in the Registration Statement and the Prospectus or would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is or has been in violation of any federal, state, local, municipal or foreign statute, law, rule, regulation, ordinance, code, standards, requirements, legally binding final guidance document or directives, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, directive, decision, consent, decree or judgment, previously, now or hereinafter in effect, regulating, imposing liability, standards or obligations of conduct or relating to pollution or protection of human health, the environment (including, without limitation, ambient and indoor air, surface water, groundwater, land surface or subsurface strata), natural resources, plants or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials, mold or any materials as defined by or regulated under any Environmental Laws, as defined below (collectively, “Hazardous Materials”) or to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport, exposure to or handling of Hazardous Materials (collectively, “Environmental Laws”); (B) the Company and its subsidiaries have all permits, authorizations and approvals required by Environmental Laws and are and have been in compliance with their requirements; (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings, including any action, suit or proceeding by any private party, relating to any Environmental Law against the Company or any of its subsidiaries; (D) there are no events or circumstances that would require clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws. Except as otherwise set forth in the Registration Statement and the Prospectus, and except as would not reasonably be expected to individually or in the aggregate result in a Material Adverse Effect, there have been no and are no (i) aboveground or underground storage tanks; (ii) landfills; (iii) surface impoundments; (iv) disposal areas; (v) polychlorinated biphenyls (“PCBs”) or PCB-containing equipment; (vi) asbestos or asbestos containing materials; (vii) lead based paints; (viii) mold or other airborne contaminants; (ix) bed bugs; or (x) dry-cleaning facilities in, on, under, or about any Property owned, directly or indirectly by the Company or its subsidiaries; (E) neither the Company nor any of its subsidiaries is conducting or funding any investigation, cleanup, mitigation, restoration, or remedial or corrective action, or is subject to any written agreement to assume the liability of any other Person (including without limitation an agreement to indemnify or hold harmless any such other Person), whether voluntarily pursuant to or as required by any Environmental Law, with respect to any release of Hazardous Materials that has resulted in or could reasonably be anticipated to result in liability under Environmental Laws against the Company or any of its subsidiaries; and (F) all waste materials generated by the Company and its subsidiaries have been properly stored, transported, treated and disposed of in accordance with all Environmental Laws.

(xxxi)    Operating Condition. Except as otherwise would not have a Material Adverse Effect, the Properties are in good operating condition and repair (and, to the extent applicable, in the condition required to be maintained by the Company or any of its subsidiaries under the applicable Leases) and have been reasonably maintained consistent with standards generally followed in the industry, are adequate and suitable for their present uses and, in the case of buildings and other structures, are structurally sound; to the knowledge of the Company and the Operating Partnership, water, stormwater, sanitary sewer, electricity and telephone service are all available at the property lines of each Property over duly dedicated streets or perpetual easements of record benefiting the applicable Property; and to the knowledge of the Company and the Operating Partnership, each of the Properties has legal access to public roads and all other roads necessary for the use of each of the Properties.

(xxxii)    Accounting Controls and Disclosure Controls. The Company and each of its subsidiaries have taken all necessary actions to ensure that, within the time period required, the Company and its subsidiaries will maintain effective internal control over financial reporting (as defined under Rule 13a-15 and 15d-15 of the Exchange Act) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement and the Prospectus, since the Company’s inception, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(xxxiii)    Compliance with the Sarbanes-Oxley Act. The Company has taken all necessary actions to ensure that the Company and its subsidiaries are in compliance with all provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) that are then in effect and with which the Company is required to comply, and is actively taking steps to ensure that it will be in compliance with other provisions of the Sarbanes-Oxley Act not currently in effect, upon the effectiveness of such provisions.

(xxxiv)    Federal Tax Status. The Company has been organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Code for each taxable year commencing with its taxable year ended December 31, 1994 and through its taxable year ended December 31, 2016, and its current and proposed method of operation as described in the Registration Statement and the Prospectus will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2017 and thereafter; all statements in the Registration Statement and the Prospectus regarding the Company’s qualification and taxation as a REIT are correct in all material respects; except as described in the Registration Statement and the Prospectus, the Company does not know of any event that would cause or is likely to cause the Company to fail to qualify as a REIT under the Code for the taxable year ending

December 31, 2017 or any time thereafter; each direct and indirect subsidiary of the Company has and will continue to qualify as a “taxable REIT subsidiary” within the meaning of Section 856(l) of the Code, a “qualified REIT subsidiary” within the meaning of Section 856(i) of the Code, or partnership or disregarded entity (rather than an association or partnership taxable as a corporation) within the meaning of Section 7701 of the Code and all applicable regulations under the Code.

(xxxv)    Payment of Taxes. The Company and its current (and, with respect to (A) and (B), former) subsidiaries (A) have paid all material federal, state, local and foreign taxes (whether imposed directly, through withholding or otherwise and including any interest, additions to tax or penalties applicable thereto) required to be paid through the date hereof, other than those being contested in good faith by appropriate proceedings and for which adequate reserves have been provided on the books of the applicable entity, (B) have timely filed all material tax returns required to be filed through the date hereof, and all such tax returns are correct and complete in all material respects and (C) have established adequate reserves for all taxes that have accrued but are not yet due and payable. The charges, accruals and reserves on the books of the Company and its subsidiaries in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect. No tax deficiency has been asserted against the Company or any of its current or former subsidiaries, nor does any such entity know of any tax deficiency that is likely to be asserted and, if determined adversely to any such entity, could have a Material Adverse Effect.

(xxxvi)    Transfer Taxes. Except as disclosed in the Registration Statement and the Prospectus, there are no transfer taxes or other similar fees or charges under federal law or the laws of any state or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Securities.

(xxxvii)     Insurance. The Company and each of its subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business and in such amounts, if greater, as is commercially reasonable for the value of the assets owned, in the aggregate, by the Company and its subsidiaries, and all such insurance is in full force and effect. Neither the Company nor the Operating Partnership has any reason to believe that it or any of their subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(xxxviii)    Title Insurance. The Company and its subsidiaries have title insurance on the fee interests and leasehold interests in each of the Properties, covering such risks and in such amounts as are commercially reasonable for the Properties and that are reasonably believed to be consistent with the types and amounts of insurance typically maintained by owners of similar properties, and (i) such title insurance is in full force and effect and (ii) there are no pending claims under any such title insurance policies.

(xxxix)    Investment Company Act. Neither the Company nor the Operating Partnership is, or upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement and the Prospectus will be, required to register as an “investment company” under the Investment Company Act.

(xl)    Absence of Manipulation. Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or a violation of Regulation M under the Exchange Act.

(xli)    Privacy. Except as described in the Registration Statement and the Prospectus, each of the Company and its subsidiaries has complied, and is presently in compliance, in all material respects, with its privacy policies, applicable privacy rules and third party obligations regarding the collection, use, transfer, storage, protection, disposal and disclosure of personally identifiable information.

(xlii)    Proprietary Trading by the Agents. The Company acknowledges and agrees that the Agents have informed the Company that the Agents may, to the extent permitted under the Securities Act and the Exchange Act, purchase and sell Common Stock for their own account while this Agreement is in effect, and shall be under no obligation to purchase Securities on a principal basis pursuant to this Agreement, except as otherwise agreed by the Agents in the Placement Notice (as amended by the corresponding Acceptance, if applicable); provided, that no such purchase or sales shall take place while a Placement Notice is in effect (except (i) as agreed by the Agents in the Placement Notice (as amended by the corresponding Acceptance, if applicable) or (ii) to the extent the Agents may engage in sales of Placement Securities purchased or deemed purchased from the Company as a “riskless principal” or in a similar capacity).

(xliii)    Foreign Corrupt Practices Act. None of the Company nor any of its subsidiaries or, to the knowledge of the Company, any director, director nominee, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xliv)    Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xlv)    OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, director nominee, officer, agent, employee, affiliate or representative of the Company or any of its subsidiaries is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(xlvi)    Distribution of Offering Material. The Company and its subsidiaries have not distributed, and prior to the completion of the distribution of the Securities, will not distribute, any offering material in connection with the offering or sale of the Securities other than the Prospectus and any Permitted Free Writing Prospectus reviewed and consented to by the Agents.

(xlvii)    Restrictions on Distributions. No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any distributions to the Company or the Operating Partnership or from making any other distribution on such subsidiary’s equity interests, except (A) pursuant to the Credit Agreement, dated as of March 1, 2017, by and among the Operating Partnership, as Borrower, KeyBank National Association and the other lenders party thereto, as lenders, and KeyBank National Association, as Agent and (B) as prohibited by applicable law and described in the Prospectus.

(xlviii)    No Finder’s Fees. Except for the Agents’ discounts and commissions payable by the Company to the Agents in connection with the offering of the Securities contemplated herein or as otherwise disclosed in the Registration Statement and the Prospectus, the Company has not incurred any liability for any brokerage commission, finder’s fees or similar payments in connection with the offering of the Securities contemplated hereby.

(xlix)    Approval of Listing. The Securities are approved for listing on the NYSE, subject only to official notice of issuance; and the Company is in compliance with the rules of the NYSE, including, without limitation, the requirements for continued listing of the Common Stock, and there are no actions, suits of proceedings pending or, to the knowledge of the Company or the Operating Partnership, threatened or contemplated, and the Company has not received any notice from the NYSE, regarding the revocation of such listing or otherwise regarding the delisting of the Common Stock from the NYSE.

(l)    Absence of Certain Relationships. No relationship, direct or indirect, exists between or among the Company or its subsidiaries, on the one hand, and the directors, director nominees, officers or stockholders of the Company, on the other hand, which is required to be described in the Registration Statement or the Prospectus which is not so described. The Company has not, directly or indirectly, including through any of its subsidiaries, extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any executive officer of the Company or the Operating Partnership, or to or for any family member or affiliate of any director or executive officer of the Company or the Operating Partnership.

(li)    No FINRA Affiliations. There are no affiliations or associations between any member of FINRA and any of the Company’s officers, directors, director nominees or 5% or greater securityholders.

(lii)    Statistical and Market-Related Data. Any statistical and market-related data included in or incorporated by reference into the Registration Statement or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and, to the extent required, the Company has obtained the written consent to the use of such data from such sources; and each “forward-looking statement” (within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act) contained or incorporated by reference into the Registration Statement and the Prospectus has been made or reaffirmed with a reasonable basis and in good faith.

(liii)    Use of Proceeds. The Company and the Operating Partnership intend to apply the net proceeds from the sale of the Securities substantially in accordance with the description set forth in the Registration Statement and the Prospectus under the heading “Use of Proceeds” and the Company has no present plan or intention to materially alter its investment policies as described in the Registration Statement and the Prospectus.

(b)    Certificates. Any certificate signed by any officer of the Company, the Operating Partnership or any of its subsidiaries and delivered to the Agents or to counsel for the Agent shall be deemed a representation and warranty by the Company and the Operating Partnership to the Agents as to the matters covered thereby.

SECTION 6.    Sale and Delivery to the Designated Agent; Settlement.

(a)    Sale of Placement Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, upon the Designated Agent’s acceptance of the terms of a Placement Notice or upon receipt by the Designated Agent of an Acceptance, as the case may be, and unless the sale of the Placement Securities described therein has been declined, suspended or otherwise terminated in accordance with the terms of this Agreement, the Designated Agent, for the period specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable), will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Securities at market prevailing prices up to the amount specified, and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). The Company acknowledges and agrees that (i) there can be no assurance that the Designated Agent will be successful in selling Placement Securities, (ii) the Designated Agent will incur no liability or obligation to the Company or any other person or entity if it does not sell Placement Securities for any reason other than a failure by the Designated Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Securities as required under this Section 6 and (iii) the Designated Agent shall be under no obligation to purchase Securities on a principal basis pursuant to this Agreement, except as otherwise agreed by the Designated Agent in the Placement Notice (as amended by the corresponding Acceptance, if applicable).

(b)    Settlement of Placement Securities. Unless otherwise specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable), settlement for sales of Placement Securities will occur on the second Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Securities sold (the “Net Proceeds”) will be equal to the aggregate offering price received by the Designated Agent at which such Placement Securities were sold, after deduction for (i) the Designated Agent’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof, (ii) any other amounts due and payable by the Company to the Designated Agent hereunder pursuant to Section 8(a) hereof and (iii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

(c)    Delivery of Placement Securities. On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Securities being sold by crediting the Designated Agent’s or its designee’s account (provided the Designated Agent shall have given the Company written notice, including by email, of such designee prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto, which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Settlement Date, an Agent will deliver the related Net Proceeds in same day funds to an account designated by the Company prior to the Settlement Date. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Placement Securities on a Settlement Date, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Section 10(a) and Section 11 hereto, it will (i) hold the Designated Agent harmless against any loss, liability, claim, damage, or expense whatsoever (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent (if applicable) and (ii) pay to the Designated Agent any commission, discount or other compensation to which it would otherwise have been entitled absent such default.

(d)    Denominations; Registration. The Securities shall be in such denominations and registered in such names as the Designated Agent may request in writing, including by email, at least one full business day before the Settlement Date. The Company shall deliver the Securities, if any, through the facilities of The Depository Trust Company unless the Designated Agent shall otherwise instruct.

(e)    Limitations on Offering Size. Under no circumstances shall the Company cause or request the offer or sale of any Securities, if after giving effect to the sale of such Securities, the aggregate offering price of the Securities sold pursuant to this Agreement would exceed the lesser of (A) the Maximum Amount and (B) the amount authorized from time to time to be issued and sold under this Agreement by the Company and notified to the Agents in writing, including by email. Under no circumstances shall the Company cause or request the offer or sale of any Securities pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Company and notified to the Agents in writing, including by email. Further, under no circumstances shall the aggregate offering price of Securities sold pursuant to this Agreement, including any separate underwriting or similar agreement covering principal transactions described in Section 1 of this Agreement, exceed the Maximum Amount.

(f)    Limitation on Managers. The Company agrees that any offer to sell, any solicitation of an offer to buy or any sales of Securities shall only be effected by or through only one of the Agents on any single given day (subject to the exceptions in Section 7(j)), but in no event more than one, and the Company shall in no event request that multiple Agents sell Securities on the same day; provided, however, that such limitation shall not apply on any day during which no sales are made pursuant to this Agreement.

(g)    Black-out Period. Notwithstanding any other provision of this Agreement, the Company shall not offer, sell or deliver, or request the offer or sale of, any Securities and, by notice to the Agents given by telephone (confirmed promptly by facsimile transmission or email), shall cancel any instructions for the offer or sale of any Securities, and the Agents shall not be obligated to offer or sell any Securities, (i) during any period in which the Company is, or could be deemed to be, in possession of material non-public information or (ii) except as provided in Section 6(h) below, at any time from and including the date (each, an “Announcement Date”) on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files (a “Filing Time”) a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement.

(h)    Sales Prior to the Filing of a Quarterly or Annual Report. If the Company wishes to offer, sell or deliver Securities at any time during the period from and including an Announcement Date through and including the time that is 24 hours after the corresponding Filing Time, the Company shall (i) prepare and deliver to the Agents (with a copy to their counsel) a Current Report on Form 8-K which shall include substantially the same financial and related information as was set forth in the relevant Earnings Announcement (other than any earnings projections, similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to the Agents, and obtain the consent of the Agents to the filing thereof (such consent not to be unreasonably withheld), (ii) provide the Agents with the officer’s certificate, opinions/letters of counsel and accountants’ letter called for by Sections 7(o), (p), (q) and (r) hereof, respectively, (iii) afford the Agents the opportunity to conduct a due diligence review in accordance with Section 7(l) hereof and (iv) file such Earnings 8-K with the Commission, then the provisions of clause (ii) of Section 6(g) shall not be applicable for the period from and after the time at which the foregoing conditions shall have been satisfied (or, if later, the time that is 24 hours after the time that the relevant Earnings Announcement was first publicly released) through and including the time that is 24 hours after the Filing Time of the relevant Quarterly Report on Form 10-Q or Annual Report on Form 10-K under the Exchange Act, as the case may be. For purposes of clarity, the parties hereto agree that (A) the delivery of any officer’s certificate, opinions/letters of counsel and accountants’ letter pursuant to this Section 6(h) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officer’s certificates, opinions/letters of counsel and accountants’ letters as provided in Section 7 hereof and (B) this Section 6(h) shall in no way affect or limit the operation of the provisions of clause (i) of Section 6(g), which shall have independent application.

SECTION 7.    Covenants of the Company and the Operating Partnership. The Company and the Operating Partnership, jointly and severally, covenant with the Agents as follows:

(a)    Registration Statement Amendments. After the date of this Agreement and during any period in which a Prospectus relating to any Placement Securities is required to be delivered by the Agents under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), (i) the Company will notify the Agents promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any comment letter from the Commission or any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; (ii) the Company will prepare and file with the Commission, promptly upon the Agents’ request, any amendments or supplements to the Registration Statement or Prospectus that, in the Agents’ reasonable opinion, may be necessary or advisable in connection with the distribution of the Placement Securities by the Agents (provided, however, that the failure of the Agents to make such request shall not relieve the Company of any obligation or liability hereunder, or affect the Agents’ right to rely on the representations and warranties made by the Company in this Agreement); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus, other than documents incorporated by reference, relating to the Placement Securities or a security convertible into the Placement Securities unless a copy thereof has been submitted to the Agents within a reasonable period of time before the filing and the Agents have not reasonably objected thereto (provided, however that such objection shall not prohibit the Company from filing such amendment or supplement if the Company’s legal counsel has advised the Company that the filing of such document is required by law; and provided, further, that the failure of the Agents to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect the Agents’ right to rely on the representations and warranties made by the Company in this Agreement) and the Company will furnish to the Agents at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (iv) the Company will cause each amendment or supplement to the Prospectus, other than documents incorporated by reference, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) (without reliance on Rule 424(b)(8)).

(b)    Notice of Commission Stop Orders. The Company will advise the Agents, promptly after it receives notice, or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any other order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, or of the suspension of the qualification of the Placement Securities for offering or sale in any jurisdiction or of the loss or suspension of any exemption from any such qualification, or of the initiation or threatening of any proceedings for any of such purposes, or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement or if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Securities. The Company will use commercially reasonable efforts to prevent the issuance of any stop order, the suspension of any qualification of the Securities for offering or sale and any loss or suspension of any exemption from any such qualification, and if any such stop order is issued or any such suspension or loss occurs, to obtain the lifting thereof at the earliest possible moment.

(c)    Delivery of Registration Statement and Prospectus. The Company will furnish to the Agents and their counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus, and any Issuer Free Writing Prospectuses, that are filed with the Commission during any period in which a Prospectus relating to the Placement Securities is required to be delivered under the Securities Act, in each case as soon as reasonably practicable and in such quantities and at such locations as the Agents may from time to time reasonably request; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus) to the Agent to the extent such document is available on EDGAR. The copies of the Registration Statement and the Prospectus and any supplements or amendments thereto furnished to the Agents will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)    Continued Compliance with Securities Laws. If at any time when a Prospectus is required by the Securities Act or the Exchange Act to be delivered in connection with a pending sale of the Placement Securities (including, without limitation, pursuant to Rule 172), any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Agents or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act, the Company will promptly notify the Agents to suspend the offering of Placement Securities during such period and the Company will promptly prepare and file with the Commission such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Agents such number of copies of such amendment or supplement as the Agents may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted, conflicts or would conflict with the information contained in the Registration Statement or the Prospectus or included, includes or would include an untrue statement of a material fact or omitted, omits or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances, prevailing at that subsequent time, not misleading, the Company will promptly notify the Agents to suspend the offering of Placement Securities during such period and the Company will, subject to Section 7(a) hereof, promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(e)    Blue Sky and Other Qualifications. The Company will promptly from time to time take such action as the Agent may reasonably request to qualify the Placement Securities for offering and sale under the securities laws of such jurisdictions as the Agents may request and comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(f)    Rule 158. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide to the Agents the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

(g)    Use of Proceeds. The Company will use the Net Proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”

(h)    Listing. During any period in which the Prospectus relating to the Placement Securities is required to be delivered by an Agent under the Securities Act with respect to a pending sale of the Placement Securities (including in circumstances where such requirement may be satisfied pursuant to Rule 172), the Company will use its commercially reasonable efforts to cause the Placement Securities to be listed on the NYSE.

(i)    Reporting Requirements. The Company, during any period when the Prospectus is required to be delivered under the Securities Act and the Exchange Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.

(j)    Notice of Other Sales. From the time the Company issues a Placement Notice until the settlement for sales of all Placement Securities remaining under such Placement Notice (as amended by the corresponding Acceptance, if applicable), the Company shall provide the Designated Agent at least one Business Days’ notice before it offers to sell, contracts to sell, sells, grants any option to sell or otherwise disposes of any Common Stock (other than Placement Securities offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for Common Stock, warrants or any rights to purchase or acquire Common Stock; provided, that such notice shall not be required in connection with the (i) Securities to be offered and sold through a Designated Agent pursuant to this Agreement, (ii) issuance, grant or sale of Common Stock, options to purchase Common Stock or Common Stock issuable upon the exercise of options, warrants, rights, or any other conversion privilege set forth in the instrument governing such security or other equity awards pursuant to any stock option, stock bonus or other stock or compensatory plan or arrangement described in the Prospectus, (iii) sales solely to employees or security holders of the Company or its Significant Subsidiaries, or to a trustee or other person acquiring such securities for the accounts of such persons, and (iv) the issuance of securities in connection with an acquisition, merger or sale or purchase of assets described in the Prospectus, or (iii) the issuance or sale of Common Stock pursuant to any dividend reinvestment plan that the Company may adopt from time to time, provided the implementation of such is disclosed to the Designated Agent in advance.

(k)    Change of Circumstances. The Company will, at any time during a fiscal quarter in which the Company intends to tender a Placement Notice or sell Placement Securities, advise the Agents promptly after it shall have received notice, or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to the Agents pursuant to this Agreement.

(l)    Due Diligence Cooperation. The Company will cooperate with any reasonable due diligence review conducted by the Agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior officers, during regular business hours and at the Company’s principal offices, as the Agents may reasonably request.

(m)    Disclosure of Sales. The Company will disclose in its quarterly reports on Form 10-Q and in its annual report on Form 10-K the number of Placement Securities sold through the Agents, the Net Proceeds to the Company and the compensation payable by the Company to the Agents with respect to such Placement Securities.

(n)    Representation Dates; Certificates. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement, each time Securities are delivered to an Agent as principal on a Settlement Date and:

(i)    each time the Company:

(i)    files the Prospectus relating to the Placement Securities or amends or supplements the Registration Statement or the Prospectus relating to the Placement Securities by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Placement Securities (except as set forth in clauses (ii) through (v) below);

(ii)    files an Annual Report on Form 10-K under the Exchange Act;

(iii)    files a Quarterly Report on Form 10-Q under the Exchange Act; or

(iv)    files (as opposed to furnishes) an Earnings 8-K; or

(v)    files a report on Form 8-K containing amended financial information (other than information “furnished” pursuant to Items 2.02 or 7.01 of Form 8-K) under the Exchange Act; and

(ii)    at any other time reasonably requested by an Agent, including, without limitation, the amendment of any document referred to in clauses (1)(ii) through (v) above (each such date of filing of one or more of the documents referred to in clauses (1)(i) through (v) and any time of request pursuant to this Section 7(n) shall be a “Representation Date”), the Company and the Operating Partnership shall furnish an Agent with a certificate, in the form attached hereto as Exhibit D, executed by the Company’s and the Operating Partnership’s Chief Executive Officer, President or Chief Financial Officer, within three Trading Days after any Representation Date. The requirement to provide a certificate under this Section 7(n) shall be waived for any Representation Date occurring at a time at which no Placement Notice (as amended by the corresponding Acceptance, if applicable) is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date. Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Securities following a Representation Date when the Company relied on such waiver and did not provide an Agent with a certificate under this Section 7(n), then before the Company delivers the Placement Notice or an Agent sells any Placement Securities, the Company and the Operating Partnership shall provide an Agent with a certificate, in the form attached hereto as Exhibit D, dated the date of the Placement Notice.

(o)    Company and Operating Partnership Counsel Legal Opinions. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement, each time Securities are delivered to an Agent as principal on a Settlement Date, within three Trading Days after each Representation Date with respect to which the Company and the Operating Partnership are obligated to deliver a certificate in the form attached hereto as Exhibit D for which no waiver is applicable, and the date of the Placement Notice if such Placement Notice is delivered during a period for which the waiver described in Section 7(n) was in effect, the Company and Operating Parnership shall cause to be furnished to an Agent written opinions of McGrath North Mullin & Kratz, PC LLO (“Company and Operating Partnership Counsel”), or other counsel satisfactory to the Agent, in form and substance satisfactory to the Agent and its counsel, dated the date that the opinions are required to be delivered; provided, however, that in lieu of such opinions for subsequent Representation Dates, any such counsel may furnish the Agent with a letter (a “Reliance Letter”) to the effect that the Agent may rely on a prior opinion delivered under this Section 7(o) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

(p)    Agent Counsel Legal Opinion. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement, each time Securities are delivered to an Agent as principal on a Settlement Date, within three Trading Days after each Representation Date with respect to which the Company and the Operating Partnership are obligated to deliver a certificate in the form attached hereto as Exhibit D for which no waiver is applicable, and the date of the Placement Notice if such Placement Notice is delivered during a period for which the waiver described in Section 7(n) was in effect, the Agent shall have received the favorable opinion of Jones Day, counsel to the Agents, dated the date that the opinion is required to be delivered, in customary form and substance satisfactory to the Agent, and the Company and the Operating Partnership shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Jones Day may rely as to matters involving the laws of the State of Maryland and Virginia upon the opinion of Company and Operating Partnership Counsel referred to above.

(q)    Comfort Letters. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement, each time Securities are delivered to an Agent as principal on a Settlement Date, within three Trading Days after each Representation Date with respect to which the Company and the Operating Partnership are obligated to deliver a certificate in the form attached hereto as Exhibit D for which no waiver is applicable, and the date of the Placement Notice if such Placement Notice is delivered during a period for which the waiver described in Section 7(n) was in effect, the Company shall cause each of the accountants that have certified financial statements and supporting schedules incorporated by reference in the Registration Statement and the Prospectus to furnish to the Agents a letter (a “Comfort Letter”), dated the date the Comfort Letter is delivered, in form and substance satisfactory to the Agents, (i) confirming that (A) with respect to the letter delivered by the Company Accountants, that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the PCAOB, and with respect to the letter delivered by any Third-Party Accountant (as defined below), that the Third-Party Accountant is an independent accountant with respect to such third party whose financial statements such Third-Party Accountant has audited under applicable accounting or auditing standards, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date, including, but not limited to, any financial information included in an Earnings 8-K, and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter, including, but not limited to, any financial information included in an Earnings 8-K.

(r)    Market Activities. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or (ii) sell, bid for, or purchase the Securities to be issued and sold pursuant to this Agreement, or pay anyone any compensation for soliciting purchases of the Securities to be issued and sold pursuant to this Agreement other than the Agents; provided, however, that the Company may bid for and purchase its Common Stock in accordance with Rule 10b-18 under the Exchange Act so long as no such bids or purchases shall be made by the Company during the three business days before or after any sale of any Securities pursuant to this Agreement.

(s)    Insurance. The Company and the Significant Subsidiaries shall maintain, or cause to be maintained, insurance in such amounts and covering such risks as is commercially reasonable for companies engaged in similar businesses in similar industries.

(t)    Compliance with Environmental Laws. The Company and the Significant Subsidiaries shall maintain, or cause to be maintained, all material environmental permits, licenses and other authorizations required by Environmental Laws in order to conduct their businesses as described in the Prospectus, and the Company and each of the Significant Subsidiaries shall conduct their businesses, or cause their businesses to be conducted, in compliance with such permits, licenses and authorizations and with applicable Environmental Laws, except where failure to maintain or be in compliance with such permits, licenses and authorizations could not reasonably be expected to have a Material Adverse Effect.

(u)    Investment Company Act. The Company will conduct its affairs in such a manner so as to ensure that neither the Company nor any of the Significant Subsidiaries will be or become, at any time prior to the termination of this Agreement, an “investment company,” as such term is defined in the Investment Company Act, assuming no change in the Commission’s current interpretation as to entities that are not considered an investment company.

(v)    Securities Act and Exchange Act. The Company will use its best efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Placement Securities as contemplated by the provisions hereof and the Prospectus.

(w)    No Offer To Sell. Other than a free writing prospectus (as defined in Rule 405) approved in advance in writing, including by email, by the Company and the Agents in their capacity as principal or agent hereunder, the Company (including its agents and representatives, other than the Agents in its capacity as such) will not, directly or indirectly, make, use, prepare, authorize, approve or refer to any free writing prospectus relating to the Securities to be sold by the Agents as principal or agent hereunder.

(x)    Sarbanes-Oxley Act. The Company shall comply with all effective applicable provisions of the Sarbanes-Oxley Act.

(y)    Regulation M. In the event the Securities become “actively traded securities” exempt from the requirements of Rule 101(c)(1) of Regulation M under the Exchange Act, the Company will notify the Agent of such change as soon as practicable.

(z)    REIT Treatment. The Company will use its best efforts to meet the requirements for qualification as a REIT under the Code for each of its taxable years for so long as the Board of Directors of the Company deems it in the best interests of the Company’s security holders to remain so qualified.

(aa)    Renewal of Registration Statement. The date of this Agreement is not more than three years subsequent to the Initial Effective Date. If, immediately prior to the third anniversary of the Initial Effective Date (the “Renewal Date”), this Agreement has not terminated and a prospectus is required to be delivered or made available by an Agent under the Securities Act or the Exchange Act in connection with the sale of such Securities, the Company will, prior to the Renewal Date, file, if it has not already done so, a new shelf registration statement or, if applicable, an automatic shelf registration statement relating to such Securities, and, if such registration statement is not an automatic shelf registration statement, will use its best efforts to cause such registration statement to be declared effective within 60 days after the Renewal Date, and will take all other actions necessary or appropriate to permit the public offer and sale of such Securities to continue as contemplated in the expired registration statement relating to such Securities. References herein to the “Registration Statement” shall include such new shelf registration statement or automatic shelf registration statement, as the case may be.

(bb)    Rights To Refuse Purchase. If all filings required by Rule 424 in connection with the offering of the Securities shall not have been made or the representations and warranties of the Company in Section 5 hereof shall not be true and correct on any applicable Settlement Date, the Company will offer to any person who has agreed to purchase Securities from the Company as a result of an offer to purchase solicited by the Agents the right to refuse to purchase and pay for such Securities.

SECTION 8.    Payment of Expenses.

(a)    Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Agents of copies of each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Agents to investors, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Agents, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Agents, (iv) the fees and disbursements of the Company’s and Operating Partnership’s counsel related to the transactions contemplated by this Agreement and the accountants (including each other accounting firm that has certified financial statements and/or supporting schedules incorporated by reference in the Registration Statement and the Prospectus (the “Third-Party Accountants”)) and other advisors engaged by the Company in connection with the transactions contemplated by this Agreement, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 7(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Agents in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the fees and expenses of any transfer agent or registrar for the Securities, (vii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Agents in connection with, the review by FINRA of the terms of the sale of the Securities and (ix) the fees and expenses incurred in connection with the listing of the Securities on the NYSE. Additionally, if Securities having an aggregate offering price of at least $20.0 million have not been offered and sold under this Agreement by the second anniversary of this Agreement (or such earlier date on which the Company terminates this Agreement), the Company shall reimburse each Agent for all reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Agents incurred by the Agents in connection with the transactions contemplated by this Agreement (the “Expenses”); provided that the Company shall not be obligated to reimburse any Expenses in excess of $50,000 in the aggregate and such $50,000 limit shall be reduced pro rata for any portion of such $20.0 million of Securities actually sold pursuant to this Agreement by such second anniversary (i.e., if $10.0 million of Securities are sold, such limit shall be $25,000)). Except as provided in this Section 8, Section 10, Section 11 and Section 13, the Agents shall pay their own expenses.

(b)    Termination of Agreement. If this Agreement is terminated by the Agents in accordance with the provisions of Section 9(m), Section 13(a)(i) or (iii) (with respect to the first clause only) hereof, the Company shall reimburse such Agent for all of their accountable reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Agents incurred by them in connection with the offering of the Securities, unless Securities having an aggregate offering price of $20.0 million or more have been previously offered and sold under this Agreement; provided the Company shall not be obligated to reimburse any expenses in excess of $50,000 (proportionally reduced pro rata in the manner set forth in Section 8(a) above).

SECTION 9.    Conditions of the Agents’ Obligations. The obligations of the Agents hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties of the Company contained in this Agreement or in certificates of any officer of the Company or any Significant Subsidiary delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a)    Effectiveness of Registration Statement; Payment of Filing Fee. The Registration Statement shall have become effective and shall be available for (i) all sales of Placement Securities issued pursuant to all prior Placement Notices (each as amended by a corresponding Acceptance, if applicable) and (ii) the sale of all Placement Securities contemplated to be issued by any Placement Notice (as amended by the corresponding Acceptance, if applicable). The Company shall have paid the required Commission filing fees relating to the Securities.

(b)    No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company, the Operating Partnership or any subsidiary of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus, or any Issuer Free Writing

Prospectus, or any material document incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus, or any Issuer Free Writing Prospectus, or such documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus and any Issuer Free Writing Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)    No Misstatement or Material Omission. The Agents shall not have advised the Company that the Registration Statement or Prospectus, or any Issuer Free Writing Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in the Agents’ reasonable opinion is material, or omits to state a fact that in Agents’ opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(d)    Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any material adverse change to the condition, financial or otherwise, or in the results of operations, properties, business or prospects of the Company and its Significant Subsidiaries considered as one enterprise.

(e)    Opinion of Counsel for Company and the Operating Partnership. The Agents shall have received the favorable opinions of Company and Operating Partnership Counsel, required to be delivered pursuant to Section 7(o) on or before the date on which such delivery of such opinion is required pursuant to Section 7(o).

(f)    Opinion of Counsel for the Agents. The Agents shall have received the favorable opinion of Jones Day required to be delivered pursuant to Section 7(p) on or before the date on which the delivery of such opinion is required pursuant to Section 7(p).

(g)    Representation Certificate. The Agents shall have received the certificate required to be delivered pursuant to Section 7(n) on or before the date on which delivery of such certificate is required pursuant to Section 7(n).

(h)    Accountant’s Comfort Letter. The Agents shall have received the Comfort Letters required to be delivered pursuant Section 7(q) on or before the date on which such delivery of such Comfort Letters is required pursuant to Section 7(q).

(i)    Approval for Listing. The Placement Securities shall have been approved for listing on the NYSE.

(j)    No Suspension. Trading in the Securities shall not have been suspended on the NYSE.

(k)    Additional Documents. On each date on which the Company is required to deliver a certificate pursuant to Section 7(n), counsel for the Agents shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement.

(l)    Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424.

(m)    Termination of Agreement. If any condition specified in this Section 9 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Agents by notice to the Company, and such termination shall be without liability of any party to any other party except as provided in Section 8 hereof and except that, in the case of any termination of this Agreement, Sections 5, 10, 11, 12, 17 and 21 hereof (and all related defined terms) shall survive such termination and remain in full force and effect.

SECTION 10.    Indemnification.

(a)    Indemnification by the Company. The Company and the Operating Partnership agree, jointly and severally, to indemnify and hold harmless the Agents, its directors, officers, employees and affiliates, and each person, if any, who controls the Agents within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(i)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 10(d) below) any such settlement is effected with the written consent, including consent communicated by email, of the Company; and

(iii)    against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Agents), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Agents, including by email, expressly for use in the Registration Statement (or any amendment thereto), or in any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto).

(b)    Indemnification by the Agents. The Agents agree, severally and not jointly, to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 10, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Agents, including by email, expressly for use therein.

(c)    Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced (through the forfeiture of substantive rights and defenses) as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 10(a) above, counsel to the indemnified parties shall be selected by the Agents, and, in the case of parties indemnified pursuant to Section 10(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, including by email, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 10 or Section 11 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)    Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 10(a)(ii) effected without its written consent, including consent communicated by email, if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 11.    Contribution. If the indemnification provided for in Section 10 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership, on the one hand, and the Agents, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Operating Partnership, on the one hand, and of the Agents, on the other hand, in connection with the statements or omissions that resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Operating Partnership, on the one hand, and the Agents, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Operating Partnership, on the one hand, and the total commissions received by the Agents, on the other hand, bear to the aggregate public offering price of the Securities.

The relative fault of the Company and the Operating Partnership, on the one hand, and the Agents, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Operating Partnership or by the Agents and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Operating Partnership and the Agents agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Agents were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 11. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 11 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 11, no Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public exceeds the amount of any damages which such Agents has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 11, each director, officer or employer of an Agent and each person, if any, who controls an Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Agent, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or the Operating Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company and the Operating Partnership, subject in each case to the preceding two paragraphs.

SECTION 12.    Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company, the Operating Partnership or any subsidiary submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Agents or controlling person, or by or on behalf of the Company, the Operating Partnership or any subsidiary and shall survive delivery of the Securities to the Agents.

SECTION 13.    Termination of Agreement.

(a)    Termination; General. The Agents may terminate this Agreement, by notice to the Company, as hereinafter specified at any time (i) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, a Material Adverse Effect, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Agents, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in the Placement Securities has been suspended or limited by the Commission or the NYSE, or if trading generally on the New York Stock Exchange or the Nasdaq Global Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or in Europe, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

(b)    Termination by the Company. Subject to Section 13(f) hereof, the Company shall have the right to terminate this Agreement, by notice to the Agents, in its sole discretion at any time after the date of this Agreement.

(c)    Termination by Agents. Subject to Section 13(f) hereof, the Agents shall have the right to terminate this Agreement, by notice to the Company, in their sole discretion at any time after the date of this Agreement.

(d)    Automatic Termination. Unless earlier terminated pursuant to this Section 13, this Agreement shall automatically terminate upon the issuance and sale of Placement Securities through the Agents on the terms and subject to the conditions set forth herein equal to the Maximum Amount.

(e)    Continued Force and Effect. This Agreement shall remain in full force and effect unless terminated pursuant to Sections 13(a), (b), (c), or (d) above or otherwise by mutual agreement of the parties.

(f)    Effectiveness of Termination. Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agents or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Securities, such Placement Securities shall settle in accordance with the provisions of this Agreement.

(g)    Liabilities. If this Agreement is terminated pursuant to this Section 13, such termination shall be without liability of any party to any other party except as provided in Section 8 hereof, and except that, in the case of any termination of this Agreement, Sections 5, 10, 11, 12, 17 and 21 hereof (and all related defined terms) shall survive such termination and remain in full force and effect.

SECTION 14.    Notices. Except as otherwise provided in this Agreement, all notices and other communications hereunder shall be in writing and, unless otherwise specified, shall be mailed, hand delivered or telecopied (i) if to the Company and the Operating Partnership shall be directed to it at Condor Hospitality Trust, Inc., 4800 Montgomery Lane, Suite 220, Bethesda, Maryland 20814, attention of Chief Financial Officer (facsimile (804) 371-4229) with a copy (which shall not constitute notice) to McGrath North Mullin & Kratz, PC LLO, First National Tower, Suite 3700, 1601 Dodge Street, Omaha,

Nebraska 68102, attention of Guy Lawson (facsimile (402) 341-0216), or (ii) if to the Agents, at the offices of: KeyBanc Capital Markets Inc. at 127 Public Square, 4th Floor, Cleveland, Ohio 44114, Attention: Equity Capital Markets (facsimile: (216) 689-0845); BMO Capital Markets Corp., 3 Times Square, 25th Floor, New York, New York 10036, Attention: Equity Capital Markets desk, with a copy to the Legal Department (Fax: (212) 702-1205); and in each case with a copy, which shall not constitute notice, to Jones Day, North Point, 901 Lakeside Avenue, Cleveland Ohio 44114, Attention: Michael J. Solecki, fax no.: (216) 579-0212.

SECTION 15.    Parties. This Agreement shall inure to the benefit of and be binding upon the Agents, the Company, the Operating Partnership and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Agents, the Company, the Operating Partnership and their respective successors and the controlling persons and officers, directors, or affiliates referred to in Sections 10 and 11 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Agents, the Company, the Operating Partnership and their respective successors, and said controlling persons and officers, directors, employees or affiliates and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Agents shall be deemed to be a successor by reason merely of such purchase.

SECTION 16.    Adjustments for Share Splits. The parties acknowledge and agree that all share-related numbers contained in this Agreement shall be adjusted to take into account any share split, share dividend or similar event effected with respect to the Securities.

SECTION 17.    Governing Law and Time. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 18.    Effect of Headings. The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

SECTION 19.    Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:

“Applicable Time” means the time of each sale of any Securities or any securities pursuant to this Agreement.

“EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval system.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, and all free writing prospectuses that are listed in Exhibit E hereto, in each case in the form furnished (electronically or otherwise) to the Agents for use in connection with the offering of the Securities.

“NYSE” means the NYSE American LLC.

“Rule 172,” “Rule 405,” “Rule 415,” “Rule 424(b),” “Rule 430B,” “Rule 433” “Rule 462(e)” refer to such rules under the Securities Act.

“subsidiary” means a corporation, general partnership, limited partnership, limited liability limited partnership, limited liability company or other entity, a majority of the outstanding voting or capital stock, partnership, membership or other voting or equity interests or general, limited or limited liability limited partnership interests, as the case may be, of which is owned or controlled, directly or indirectly, by the Company or one or more other Significant Subsidiaries of the Company.

All references in this Agreement to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

All references in this Agreement to the Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR; all references in this Agreement to any Issuer Free Writing Prospectus (other than any Issuer Free Writing Prospectuses that, pursuant to Rule 433, are not required to be filed with the Commission) shall be deemed to include the copy thereof filed with the Commission pursuant to EDGAR; and all references in this Agreement to “supplements” to the Prospectus shall include, without limitation, any supplements, “wrappers” or similar materials prepared in connection with any offering, sale or private placement of any Placement Securities by the Agents outside of the United States.

SECTION 20.    Permitted Free Writing Prospectuses. The Company represents, warrants and agrees that, unless it obtains the prior consent of the Agents, and the Agents represent, warrant and agree that, unless they obtain the prior consent of the Company, they have not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Agents or by the Company, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents and warrants that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit E hereto are Permitted Free Writing Prospectuses.

SECTION 21.    Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a)    The Agents are acting solely as agent and/or principal in connection with the public offering of the Securities and in connection with each transaction contemplated by this Agreement and the process leading to such transactions, and no fiduciary or advisory relationship among the Company or any of its respective affiliates, shareholders (or other equity holders), creditors or employees or any other party, on the one hand, and the Agents, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not the Agents have advised or are advising the Company on other matters, and the Agents have no obligation to the Company with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;

(b)    the public offering price of the Securities set forth in this Agreement was not established by the Agents;

(c)    it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(d)    the Agents have not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;

(e)    it is aware that the Agents and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Agents have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship or otherwise; and

(f)    it waives, to the fullest extent permitted by law, any claims it may have against the Agents for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Agents shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company, employees or creditors of Company.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Agents, the Company and the Operating Partnership in accordance with its terms.

Very truly yours,

CONDOR HOSPITALITY TRUST, INC.

By:	/s/ J. William Blackham
Name:	J. William Blackham
Title:	President and Chief Executive Officer

CONDOR HOSPITALITY LIMITED PARTNERSHIP

By: Condor Hospitality REIT Trust, its general partner

By:	/s/ J. William Blackham
Name:	J. William Blackham
Title:	Chief Executive Officer

CONFIRMED AND ACCEPTED, as of the date first above written:

KEYBANC CAPITAL MARKETS INC.

By	/s/ Michael C. Hawkins
Name:	Michael C. Hawkins
Title:	Managing Director

CONFIRMED AND ACCEPTED, as of the date first above written:

BMO CAPITAL MARKETS CORP.

By	/s/ Jonathan Li
Name:	Jonathan Li
Title:	Managing Director

EXHIBIT A

Form of Placement Notice

From:    [                    ]

Cc:        [                     ]

To:        [                     ]

Subject: Equity Distribution—Placement Notice

Ladies and Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Equity Distribution Agreement among Condor Hospitality Trust, Inc. (the “Company”) and Condor Hospitality Limited Partnership and KeyBanc Capital Markets Inc. and BMO Capital Markets Corp. (the “Agents”), dated [    ], 2017 (the “Agreement”), I hereby request on behalf of the Company that Agents sell up to [●][or $[●] in aggregate offering price] of shares of the Company’s common stock, $0.01 par value per share, at a minimum market price of $[●] per share. The Company shall pay the Designated Agent compensation equal to [●]% of the gross sales price of the Placement Securities set forth in this Placement Notice. Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.

The Company hereby confirms that, as of the date of this Placement Notice, neither the Prospectus, nor any Issuer Free Writing Prospectus, when taken together with the Prospectus, includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

[ADDITIONAL SALES PARAMETERS MAY BE ADDED, SUCH AS THE TIME PERIOD IN WHICH SALES ARE REQUESTED TO BE MADE, SPECIFIC DATES THE SHARES MAY NOT BE SOLD ON, THE MANNER IN WHICH SALES ARE TO BE MADE BY THE AGENTS, AND/OR THE CAPACITY IN WHICH AGENTS MAY ACT IN SELLING SHARES (AS PRINCIPAL, AGENT, OR BOTH).]

A-1

EXHIBIT B

Authorized Individuals for Placement Notes and Acceptances

Condor Hospitality Trust, Inc.

[    ]

Email:

[    ]

Email:

[    ]

Email:

KeyBanc Capital Markets Inc.

[    ]

Email:

[    ]

Email:

[    ]

Email:

BMO Capital Markets Corp.

[    ]

Email:

[    ]

Email:

[    ]

Email:

B-1

EXHIBIT C

Compensation

The Agents shall be paid compensation equal to 2.0% of the gross proceeds from the sale of Placement Securities pursuant to the terms of this Agreement.

C-1

EXHIBIT D

Form of Officer’s Certificate

OFFICER’S CERTIFICATE OF

CONDOR HOSPITALITY TRUST, INC.

AND

CONDOR HOSPITALITY LIMITED PARTNERSHIP

PURSUANT TO SECTION 7(n) OF THE EQUITY DISTRIBUTION AGREEMENT

[DATE]

I, [NAME], [TITLE] of Condor Hospitality Trust, Inc., a Maryland corporation (the “Company”), and [TITLE] of Condor Hospitality REIT Trust, the general partner of Condor Hospitality Limited Partnership, a Virginia limited partnership (the “Operating Partnership”), do hereby deliver this Officer’s Certificate pursuant to Section 7(n) of the Equity Distribution Agreement, dated [_], 2017 (the “Agreement”), by and among the Company and the Operating Partnership and KeyBanc Capital Markets Inc. and BMO Capital Markets Corp. (the “Agents”), under which the Company may issue and sell through the Agents, acting as agent and/or principal, shares of the Company’s common stock, $0.01 par value per share, having an aggregate offering price of up to $50,000,000, and do hereby confirm that:

(i)	Each signer of this certificate has carefully examined the Registration Statement, the Prospectus (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus) and each Permitted Free Writing Prospectus, if any;

(ii)	As of the date hereof, neither the Registration Statement, the Prospectus nor any Permitted Free Writing Prospectus contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(iii)	Each of the representations and warranties of the Company and the Operating Partnership, as applicable, contained in the Agreement are, as of the date hereof, true and correct, except for those representation and warranties of the Company and the Operating Partnership, as applicable, that speak solely as of a specific date, which are true and correct as of such date; and

(iv)	Each of the covenants and agreements required by the Agreement to be performed by the Company and the Operating Partnership, as applicable, on or prior to the date hereof have been duly, timely and fully performed in all material respects and each condition herein required to be complied with by the Company and the Operating Partnership, as applicable, on or prior to the date hereof has been duly, timely and fully complied with in all material respects.

Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Officer’s Certificate as of the date set forth above.

D-1

Name:
Title:

Name:
Title:

D-2

EXHIBIT E

Permitted Free Writing Prospectus

None.

E-1